SCHEDULE 14A
                         (Rule 14a-101)
            INFORMATION REQUIRED IN PROXY STATEMENT
                    SCHEDULE 14A INFORMATION

        Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934

     Filed by the registrant  x

     Filed by a party other than the registrant

     Check the appropriate box:

     o     Preliminary proxy statement   o    Confidential, for Use
of the
     x     Definitive proxy statement         Commission  Only  (as
permitted
     o    Definitive additional materials    by Rule 14a-6(e)(2))
     o     Soliciting material pursuant to Rule 14a-11(c)  or  Rule
14a-12

                       Ault Incorporated

        (Name of Registrant as Specified in Its Charter)

                       Ault Incorporated

(Name of Person(s) Filing Proxy Statement, if other than the Reg istrant)

Payment of Filing Fee (Check the appropriate box):

     x    $125  per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
          or       14a-6(i)(2) or Items 22(a)(2) of Schedule A.
     o $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
     o    Fee  computed on table below per Exchange Act Rules  14a-
          6(i)(4) and  0-11.

          1) Title of each class of securities to which transaction applies:
2)   Aggregate number of securities to which transactions applies:
          3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)
          4)   Proposed maximum aggregate value of transaction:
5)   Total fee paid:

     o    Fee paid previously with preliminary materials.

     o Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          1)   Amount previously paid:
2)   Form, Schedule or Registration Statement No.:
3)   Filing party:
4)   Date filed:

                       AULT INCORPORATED

            NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        October 1, 1996

To the Shareholders of Ault Incorporated:

     Notice is hereby given that the Annual Meeting of Shareholders of Ault Incorporated will be held October 1, 1996 at the Minneapolis Club, 615 Second Avenue South, Minneapolis, Minnesota 55402. The meeting will convene at 3:00 p.m., Minneapolis time, for the following purposes:

     1. To elect seven directors to hold office until the next Annual Meeting of Shareholders or until their successors are elected.

     2. To consider and act upon a proposal to ratify and approve an amendment to the Company's 1986 Stock Option Plan to increase the total number of shares authorized to be issued under such Plan by 100,000.

     3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     The Board of Directors has fixed the close of business on August 16, 1996 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

                         By Order of the Board of Directors,


                         Richard A. Primuth, Secretary

Minneapolis, Minnesota
August 30, 1996


TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON. SHAREHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY SO DESIRE.


                       AULT INCORPORATED

                        PROXY STATEMENT


     This Proxy Statement is furnished to the shareholders of Ault Incorporated (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Shareholders to be held on October 1, 1996, or any adjournment or adjournments thereof. The cost of this solicitation will be borne by the Company. In addition to solicitation by mail, officers, directors and employees of the Company may solicit proxies by telephone, telegraph or in person. The Company may also request banks and brokers to solicit their customers who have a beneficial interest in the Company's Common Stock registered in the names of nominees and will reimburse such banks and brokers for their reasonable out-of-pocket expenses.

     Any proxy may be revoked at any time before it is voted by written notice to the Secretary, by receipt of a proxy properly signed and dated subsequent to an earlier proxy, or by revocation of a written proxy by request in person at the Annual Meeting; but if not revoked, the shares represented by such proxy will be voted. The mailing of this Proxy Statement to shareholders of the Company commenced on or about August 30, 1996. The Company's corporate offices are located at 7300 Boone Avenue North, Minneapolis, Minnesota 55428 and its telephone number is (612) 493-1900.

     Only shareholders of record at the close of business on August 16, 1996 will be entitled to vote at the Annual Meeting. The Company has outstanding only one class of stock, no par value Common Stock, of which 2,128,776 shares were issued and outstanding and entitled to vote as of August 16, 1996. Each share is entitled to one vote. The presence in person or by proxy of the holders of a majority of the shares of Common Stock entitled to vote at the Annual Meeting of Shareholders constitutes a quorum for the transaction of business. The shares represented by the enclosed proxy will be voted if the proxy is properly signed and received prior to the meeting.

     Under Minnesota law, each item of business properly presented at a meeting of shareholders generally must be approved by the affirmative vote of the holders of a majority of the voting power of the shares present, in person or by proxy, and entitled to vote on that item of business. However, if the shares present and entitled to vote on that item of business would not constitute a quorum for the transaction of business at the meeting, then the item must be approved by a majority of the voting power of the minimum number of shares that would constitute such a quorum. Votes cast by proxy or in person at the Annual Meeting of Shareholders will be tabulated to determine whether or not a quorum is present. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum and in tabulating votes cast on proposals presented to shareholders for a vote, but as unvoted for purposes of determining the approval of the matter from which the shareholder abstains. Consequently, an abstention will have the same effect as a negative vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.


  SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

     The following table provides information as of August 1, 1996 concerning the beneficial ownership of the Company's Common Stock by (i) all persons who are known by the Company to own five percent or more of the Common Stock of the Company, (ii) each of the directors of the Company, (iii) each executive officer named in the table on page 4, and (iv) all directors and officers of the Company as a group. All shares represent sole voting and investment power.

                                     Shares
                                   Beneficially  Percent
     Beneficial Owner                 Owned      of Class


     Frederick M. Green
     7300 Boone Avenue North
     Minneapolis, MN 55428              87,500      3.8%
     Delbert W. Johnson                  5,300         *
     John G. Kassakian                   8,100         *
     Edward C. Lund                      6,500         *
     Eric G. Mitchell, Jr.               5,400         *
     Matthew A. Sutton                  15,000         *
     James M. Duddleston                10,500         *
     Gregory L. Harris                  40,000      1.7%
     Hokung Choi                        47,900      2.1%
     Carlos S. Montague                 72,075      3.1%
     All Directors and Officers as
     a Group (11 persons)              298,275     13.0%

     *    Less than 1%.

     (1) Includes the following numbers of shares of Common Stock which may be purchased pursuant to stock options which are exercisable within 60 days of the date hereof: Mr. Green, 37,500 shares; Mr. Johnson, 4,500 shares; Mr.
          Kassakian,  4,500  shares; Mr. Lund,  4,500  shares;  Mr.
          Mitchell, 4,500 shares; Mr. Sutton, 4,500 shares, Mr. Duddleston, 4,500 shares; Mr. Harris, 40,000 shares; Mr. Choi, 31,500 shares; Mr. Montague, 26,500 shares; and all directors and officers as a group, 162,500 shares.


     1.  ELECTION OF DIRECTORS

          Seven directors will be elected at the Annual Meeting of Shareholders, each to serve until the next Annual Meeting of Shareholders or until a successor is elected. The Board of Directors has nominated for election the seven persons named below and each has consented to being named as a nominee. All of the nominees are currently directors of the Company. It is intended that proxies solicited will be voted for the nominees named below. The Company believes that each nominee named below will be able to serve; but in the event any nominee is unable to serve as a director, the persons named as proxies have advised that they will vote for the election of such substitute nominee as the Board of Directors may propose.

          The names of the nominees, their principal occupations for at least the past five years, and other information is set forth below.

                        Principal Occupation and     Director
      Name              Other Directorships          Since
      James M.          Self employed consultant     1988
      Dudleston (74)    and retired executive
      Frederick M.      President and Chief          1979
      Green (53)        Executive Officer of the
                        Company
      Delbert W.        President, Pioneer Metal     1983
      Johnson (57)      Finishing Co.,a subsidiary
                        of Safeguard Scientifics,
                        Inc. (fabricated metal
                        products); Director of
                        Safeguard Scientifics,
                        Inc., Tennant Company,
                        First Bank System Inc.,
                        Coherent Communications
                        Systems Corp. and Compucom
                        Systems Inc.
      John G. Kassakian Professor of Electrical      1984
      (53)              Engineering and Director,
                        Laboratory for
                        Electromagnetic and
                        Electronic Systems,
                        Massachusetts Institute of
                        Technology; Director of
                        Sheldahl, Inc.
      Edward C. Lund    Retired Executive            1974
      (78)
      Eric G. Mitchell  President, The Pricing       1992
      (50)              Advisor, Inc. (business
                        consulting)
      Matthew A. Sutton Independent Management       1987
      (73)              Consultant; former
                        Consultant, Honeywell
                        Consultants, Ltd.; former
                        Executive Vice President
                        of Defense and Marine
                        Systems and Group Vice
                        President of
                        Aerospace/Avionics of
                        Honeywell Inc. (computers
                        and defense systems);
                        Director of Lexington
                        Standard Corporation

     The Board of Directors met seven times during fiscal 1996. Each director attended more than 75% of the meetings of the Board of Directors and any committee on which he served, except for Mr. Kassakian who attended 71% of such meetings.

     Members of the Board who are not otherwise employed by the Company were paid an annual fee of $4,000 plus $500 for each Board meeting or Board committee meeting attended. Each non-employee member of the Board of Directors also receives at the time of election or reelection of the Board by the shareholders an option to purchase 1,000 shares of the Company's common stock at a purchase price equal to the fair market value of the Company's common stock on the date of such election or reelection. On September 26, 1995, the date of the 1995 Annual Meeting of Shareholders each non-employee member of the Board of Directors on that date (all current directors) received an option to purchase 1,000 shares at a price of $3.688 per share. Mr. Kassakian received a $600 monthly fee from the Company during fiscal 1996 in exchange for certain consulting services provided to the Company.

     The Company has an Audit Committee which met once during fiscal 1996 and consisted of Messrs. Johnson, Duddleston and Mitchell. The Audit Committee, among other responsibilities, recommends to the full Board of Directors the selection of auditors and reviews and evaluates the activities and reports of the auditors, as well as the internal accounting controls of the Company.

     The Company also has a Compensation Committee which met twice during fiscal 1996 and consisted of Messrs. Lund, Mitchell and Sutton. The Compensation Committee, among other responsibilities, recommends to the full Board of Directors compensation for executive officers and key personnel and reviews the Company's compensation policies and practices.

     The Company does not have a nominating committee.

          EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Certain Other Compensation

     The following table shows, for the fiscal years ending June 2, 1996, May 28, 1995 and May 29, 1994, the cash compensation paid by the Company, as well as certain other compensation paid or accrued for these years, to Frederick M. Green, the Company's President and Chief Executive Officer, and to each of the other executive officers of the Company (together with Mr. Green, the "Named Executives") whose total cash compensation exceeded $100,000 during fiscal 1996 in all capacities in which they served:

                   SUMMARY COMPENSATION TABLE

                                                  Long-Term
                                                 Compensation
                                    Annual        Securities
                                 Compensation     Underlying    All Other
 Name and              Fiscal  Salary    Bonus     Options     Compensation
 Position               Year   ($)      ($) (1)     (#) (2)        ($)

Frederick M. Green      1996   $196,207  $7,546    20,000      $3,859 (3)
 President and Chief    1995    183,500   3,528    15,000       3,753 (3)
 Executive Officer      1994    178,526     -0-       -0-       3,495 (3)

Gregory L. Harris       1996    115,880   4,457    10,000       1,412 (4)
 Vice President         1995    108,311   2,082     8,000       1,575 (4)
 of Sales & Mktg.       1994    105,644     -0-       -0-       2,084 (4)

Carlos S. Montague      1996    100,243   3,856    10,000       2,846 (5)
 Vice President, Chief  1995     93,668   1,801     8,000       2,641 (5)
 Financial Officer      1994     88,885     -0-       -0-       2,420 (5)
 and Ass't. Secretary

Hokung Choi             1996    102,262   3,933    10,000       2,921 (6)
 Vice President         1995     97,091   1,867     8,000       2,313 (6)
 Far  East  Operations  1994     93,496     -0-       -0-       2,199 (6)

(1) Represents bonuses earned in the fiscal year shown but which were paid in the following fiscal year.
(2)  Reflects the number of shares purchasable under option grants.
(3) Reflects 401(k) matching contributions of $2,419, $2,313 and $2,811 under the Company's Profit Sharing and Retirement Plan in 1996, 1995 and 1994, respectively, and the payment of $1,440, $1,440 and $684 for life insurance premiums in 1996, 1995 and 1994, respectively.
(4) Reflects 401(k) matching contributions of $1,281, $1,456 and $1,980 under the Company's Profit Sharing and Retirement Plan in 1996, 1995 and 1994, respectively, and the payment of $131, $119 and $104 for life insurance premiums in 1996, 1995 and 1994, respectively.
(5) Reflects 401(k) matching contributions of $1,530, $1,433 and $1,357 under the Company's Profit Sharing and Retirement Plan in 1996, 1995 and 1994, respectively, and the payment of $1,316, $1,208 and $1,063 for life insurance premiums in 1996, 1995 and 1994, respectively.
(6) Reflects 401(k) matching contributions of $1,562, $1,484 and $1,430 under the Company's Profit Sharing and Retirement Plan in 1996, 1995 and 1994, respectively, and the payment of $1,359, $829 and $769 for life insurance premiums in 1996, 1995 and 1994, respectively.

Stock Option Grants

     The following table contains information concerning grants of stock options to the Named Executives during the fiscal year ending June 2, 1996:

               OPTION GRANTS IN LAST FISCAL YEAR

               Number    Percent
                of       of Total
               Securi-   Options                        Potential Realizable
               Under-    Granted                        Value at Assumed
               lying     to                             Annual Rate of Stock
               Options   Employees  Exercise Expira-    Price Appreciation
               Granted   in Fiscal  Price    tion       for Option Term
Name           (#)(1)      Year     ($/Sh)   Date       5% ($)    10% ($)

Frederick M.
 Green         20,000      20%     $2.313    7-17-05    $29,093   $73,727
Gregory L.
 Harris        10,000      10%      2.313    7-17-05     14,546    36,863
Carlos S.
 Montague      10,000      10%      2.313    7-17-05     14,546    36,863

Hokung Choi    10,000      10%      2.313    7-17-05     14,546    36,863

 (1) Each option becomes exercisable in equal installments over a period of four years, commencing January 18, 1996.

Option Exercises and Holdings

     The following table sets forth information with respect to the Named Executives concerning the exercise of options during the fiscal year ending June 2, 1996 and unexercised options held as of June 2, 1996:


         AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                AND FISCAL YEAR-END OPTION VALUES

                                   Number of              Value  of
                                   Securities Under-      Unexercised
                                   lying Unexercised      in-the-Money
                 Shares               Options at           Options at
                 Acquired  Value      FY-End (#)           FY-End (#)
                   on      Rea-
                 Exercise  lized   Exer-    Unexer-    Exer-      Unexer-
                   (#)      ($)    cisable  cisable   cisable    cisable
Frederick M.
 Green              0        0     37,500   22,500    $541,425   $324,855
Gregory L.
 Harris           11,500  $48,320  44,000   11,500     635,272    166,037
Carlos S.
 Montague           0       0      21,500   11,500     310,417    166,037

Hokung Choi         0       0      31,500   11,500     454,797    166,037

(1) Based on closing price of $14.438 per share of the Company's Common Stock on June 2, 1996.

                  Compensation Committee Report

     The Compensation Committee (the "Committee") consists of three non-employee members of the Company's Board of Directors (the "Board"): Messrs. Edward C. Lund, Eric G. Mitchell, Jr., and
Matthew A. Sutton. The Committee determines compensation for the Chief Executive Officer and other executive officers, based on qualitative and quantitative measures of performance, and makes recommendations to the Board for approval. Actions by the Committee relating to awards under the Company's Stock Option Plan are, however, final in accordance with Rule 16b-3 under the Securities Exchange Act of 1934.

     Executive Officer Compensation Policy. The Committee's executive compensation policy is designed to provide compensation that is externally competitive at the various professional levels. Application of the policy utilizes retrospective quantitative issues such as performance to objectives and strategies, as measured by results of operations and individual initiatives and achievements. The policy also encourages and recognizes strategic actions that position the Company to better compete in its markets for enhanced operational results in the longer term. The objective of the policy is to encourage initiative and to attract and retain qualified executives. As a result of these factors, the actual change in compensation for any particular executive officer for a particular year may be higher than those of competitive sources and may not necessarily reflect operational results of the preceding year. The Company utilizes independently conducted market surveys to ascertain comparative compensation data.

     Compensation Elements. Compensation currently paid to the Company's Executive Officer principally consists of three elements: base salary, bonus and periodic stock option awards.

     Salary. The base salary of the Company's executive officers are generally established by reference to base salaries paid to executives in similar positions with similar responsibilities based on publicly available compensation surveys. Base salaries are reviewed annually. The base salaries of the Company's executive officers as a group increased in fiscal 1996 by 6.6. By way of comparison, the Company's revenues increased by 24.8% in fiscal 1996 and the Company achieved net income of approximately $883,000 versus net income of approximately $333,000 in fiscal 1995.

     Bonus. From 1987 through fiscal 1994 the Company had a policy of granting incentive bonuses to its key employees, including executive officers, under an Incentive Plan. Payments under the Incentive Plan were based on the attainment of designated levels of minimum and maximum pre-tax earnings that are established by the Committee at the beginning of the fiscal year. No payments were paid under this plan in fiscal 1995 and fiscal 1996. However, in fiscal years 1995 and 1996, each of the Company's Executive
Officers earned a bonus equal to one weeks' and two weeks' compensation, respectively, along with all of the Company's U.S. employees. These bonus were earned as a result of the Company reaching certain operational targets established at the beginning of each of these fiscal years. The bonuses earned in fiscal 1995 were paid in fiscal 1996 and the bonuses earned in fiscal 1996 were paid in fiscal 1997.

     Options/Stock Based Compensation. Stock options are awarded under the Company's 1986 Employee Stock Option Plan. Options are granted at an exercise price that is equal to the fair market value of a common share on the date of the grant. The Committee believes that stock ownership by management derived from granting of stock options is beneficial because it aligns the interests of executive management with that of shareholders. It serves to further encourage superior management performance and specifically motivates executives to remain focused on factors which enhance the market value of the Company's common stock. During fiscal 1996, the Committee granted stock options to purchase 100,000 shares of commons stock to officers and key employees, and the executive officers were granted 50% of the total options granted to all officers and key employees.

     Chief Executive Officer Compensation. Mr. Frederick M. Green is evaluated by the same factors applicable to the evaluation of other Executive Officers, as described above and participates in the same executive compensation plans provided by the other senior executives. Mr. Green's base salary for fiscal 1996 increased approximately 6.9% from the prior year, virtually the same increase awarded to all Executive Officers. Mr. Green did not receive a bonus under the Company's incentive plan in fiscal 1996, but earned an additional two week salary under the special bonus plan described above which was applicable to all employees of the
Company. Mr. Green also was awarded stock options to acquire 20,000 shares in fiscal 1996. The Committee regards Mr. Green's cash compensation and stock option awards in fiscal 1996 as reasonable in relation to published information on compensation of executives with similar responsibilities, as well as when measured against the 24.8% increase in revenues and the 65% increase in net income in fiscal 1996.

     Submitted by the Compensation Committee of the Company's Board of Directors:

     Edward C. Lund   Eric G. Mitchell, Jr.       Matthew A. Sutton

Stock Performance

     The table below sets forth a comparison of the cumulative shareholder return of the Company's Common Stock over the last five fiscal years with the cumulative total return over the same periods for the Nasdaq Market Index and the Electronic Components, N.E.C. (SIC Code 3679, which includes 67 companies). The table below compares the cumulative total return of the Company's Common Stock over the last five fiscal years assuming a $100 investment on June 2, 1991 and assuming reinvestment of all dividends.


         COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

                             FISCAL YEAR ENDING
               Jun 2,  May 31,  May 30,  May 29,  May 28,  Jun 2,
                1991    1992     1993     1994     1995      1996
Ault
Incorporated  $100.00  $166.67  $93.33   $80.00   $126.67  $753.33

Electronic
Components
Index         $100.00   103.68  106.63   114.60    150.40   213.07

Nasdaq Market
Index         $100.00   106.46  127.40   139.71    152.91   215.84


               2.  PROPOSAL TO AMEND THE COMPANY'S
                  1986 EMPLOYEE STOCK OPTION PLAN

Introduction

     The shareholders of the Company approved the Ault Incorporated 1986 Employee Stock Option Plan (the "Stock Option Plan") on October 29, 1987 and approved amendments to the Stock Option Plan on September 28, 1989 and August 21, 1992. The purpose of the Stock Option Plan is to provide a continuing long-term incentive to selected officers, key employees and outside directors of the Company and of any subsidiary of the Company, to provide a means of rewarding outstanding performance and to enable the Company to maintain a competitive position to attract and retain key personnel necessary for the Company's continued growth and profitability. On August 26, 1996, the last reported sale price of the Company's Common Stock in the NASDAQ Small Cap Issues Market was $9 1/8.

Amendment to Stock Option Plan to Increase Authorized Shares

     The Stock Option Plan originally authorized the issuance of 200,000 shares of Common Stock pursuant to options granted thereunder. At the 1989 and 1992 Annual Meeting of Shareholders, amendments to increase the number of shares available under the Stock Option Plan by 100,000 shares and 200,000, respectively, were ratified. The Board of Directors has again amended the Stock Option Plan, subject to ratification and approval of the shareholders, to increase the total number of shares available under the Stock Option Plan by 100,000 shares to a total of 600,000 shares. There were outstanding on August 1, 1996 options to purchase 461,250 shares under the Stock Option Plan (including options to purchase 100,000 shares granted by the Compensation Committee in July 1996 that are contingent on the approval by the shareholders of the proposed Amendment to the Stock Option Plan) and, at such date, shares had been purchased through exercise of options granted under the Stock Option Plan. Therefore, absent stockholder approval of this amendment to the Stock Option Plan, the July 1996 contingent grants would be rescinded or reduced and further options to purchase only 46,950 shares in the aggregate would be permitted. The Board of Directors has deemed it prudent to increase the shares available for grant under the Plan by 100,000 shares to enable option exercises under the contingent grants. (Under applicable law options may not be granted under the Stock Option Plan after November 1996 and accordingly, the Company intends to seek shareholder approval for a new stock option plan in
1997). Such an increase will have the effect of increasing the total number of shares available for issuance under the Stock Option Plan to 146,950 shares.

Summary of Terms of Stock Option Plan

     The following provides a summary of certain provisions of the Stock Option Plan:

     Eligibility

     Key salaried employees of the Company or a subsidiary and non-employee directors of the Company are eligible to receive options.

     Administration and Amendment

     The Stock Option Plan is administered by the Committee and may be amended by the Board of Directors. Any interpretation, determination or other action made or taken by the Committee shall be final.

     Terms and Conditions

     The Stock Option Plan provides for the issuance of incentive stock options under Section 422 of the Internal Revenue Code of
Stock Option ("ISO's") and options which do not qualify as incentive stock options ("NQO's"). For employees who do not own stock possessing more than 10% of the total combined voting power of the Company or of any subsidiary, the exercise price under each option intended to be an ISO shall not be less than 100% of the fair market value of the Common Stock of the Company on the date the option is granted. For employees who own stock possessing more than 10% of the total combined voting power of the Company or of any subsidiary, the exercise price under each option intended to be an ISO shall not be less than 110% of the fair market value of the Common Stock of the Company on the date the option is granted. For all employees, the NQO exercise price per share shall not be less than 100% of the fair market value of the Common Stock of the Company on the date the option is granted.

     If the Common Stock of the Company is listed for trading on one or more national securities exchanges (including the NASDAQ National Market System), the fair market value shall be the reported last sale price on the principal such exchange on the date in question, or if the Common Stock shall not have been traded on such principal exchange on the first day prior thereto on which the Common Stock was so traded. If the Common Stock is not listed for trading on a national securities exchange (including the NASDAQ National Market System) but is traded in the over-the-counter market, the fair market value shall be the mean of the highest and lowest bid prices for such Common Stock of the Company in question. If the Common Stock of the Company is not listed for trading on a national securities exchange (including the NASDAQ National Market System) nor traded in the over-the-counter market, the Board of Directors shall determine the fair market value of the Common Stock which shall be final and binding on all parties. Generally speaking, the purchase price of an option is to be paid in cash, or if authorized by the Board of Directors, in shares of Common Stock of the Company, a combination of cash and such Common Stock or by a promissory note of the employee.

     The term of each option granted to employees is determined by the Compensation Committee; however, the term of each option granted to non-employee directors shall be ten (10) years. The term of each option granted to employees will vary according to type of option, provided that no option will be exercisable later than ten years from the date of grant of the option. Subject to the above, options granted to employees will be exercisable in such number of shares and at such time or times, including in periodic installments, as may be determined by the Board of Directors at the time of grant.
     In the event that an employee dies while employed by the Company or a subsidiary of the Company, or within not more than three months after termination of his or her employment, options held by the employee may be exercised by the person designated in the employee's will or his or her proper legal representative, for a period of three months following his or her death. Generally speaking, if the employment of an employee terminates for a reason other than death, options held by the employee must be exercised no later than three months following the employee's termination. Notwithstanding the foregoing, in no event is an option exercisable after the termination date specified in the option grant.

     The number, kind and price of the shares subject to each outstanding option will be adjusted in the event of stock splits, stock dividends, or other changes in the Company's outstanding securities. In addition, the Stock Option Plan grants broad discretion to the Board of Directors to take such action as it may deem necessary or advisable and fair and equitable to employees in the event of a change in control of the Company, a tender or exchange offer for all or part of the Common Stock of the Company, a merger or consolidation of the Company or a sale of all or substantially all of the Company's assets, including authority to provide for earlier, later, extended or additional terms for the exercise of the whole or any installments of outstanding options, alternate forms of payment or other modification.

     There is no express limitation upon the duration of the Stock Option Plan. However, any incentive stock options to be granted under the Stock Option Plan must be granted within ten (10) years from the date the Stock Option Plan was adopted by the Board of Directors. The Board of Directors may terminate or amend the Stock Option Plan provided that no amendment without shareholder approval shall increase the number of shares as to which options may be granted, change the class of eligible participants, reduce the minimum option price for incentive stock options to less than 100% of fair market value at the time of grant, or permit non-employee directors to receive options other than pursuant to the Stock Option Plan.

     Income Tax Consequences

     An optionee will not realize taxable compensation income upon the grant of an ISO. In addition, an optionee will not realize taxable compensation income upon the exercise of an ISO if he or she exercises it as an employee or within one month after terminating his or her employment (or within six months after termination of the optionee's employment if such termination results from death or a permanent and total disability). The amount by which the fair market value of the shares purchased exceeds the aggregate option at the time of exercise is includible in computing alternative minimum taxable income for purposes of the alternative minimum tax.

     If stock acquired pursuant to an ISO is not disposed of prior to the date two years from the option grant date and one year from the option exercise date, any gain or loss realized upon the sale of such shares will be characterized as capital gain or loss. If the applicable holding periods are not satisfied, then any gain realized in connection with the disposition of such stock will generally be taxable as ordinary income to the extent of the difference between the fair market value of such stock on the date of exercise and the option exercise price. The balance of any gain will be characterized as capital gain. Under current law, net capital gains are taxed at ordinary income rates up to a maximum of 28%.

     An optionee will not realize taxable compensation income upon the grant of an NQO. When an optionee exercises his or her NQO, he or she will realize taxable compensation income at that time equal to the difference between the aggregate option price and the fair market value of the stock on the date of exercise.

     Upon the exercise of a NQO, the Stock Option Plan requires the optionee to pay to the Company any amount necessary to satisfy applicable federal, state or local withholding tax requirements.

     Registration with SEC

     The Company intends to file a Registration Statement covering the issuance of the additional shares issuable under the Stock Option Plan as amended with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended.

     Shareholder Approval

     The affirmative vote of a majority of the outstanding shares of the Company's Common Stock voting at the meeting in person or by proxy is required for the approval of the proposed amendment to the Company's Stock Option Plan.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THIS AMENDMENT OF THE 1986 EMPLOYEE STOCK OPTION PLAN.


                      THE COMPANY'S AUDITORS

     McGladrey & Pullen, LLP, independent public accountants, have served as the auditors of the Company since 1974. A representative of McGladrey & Pullen, LLP is expected to be present at the Annual Meeting of Shareholders, will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.


                      SHAREHOLDER PROPOSALS

     The proxy rules of the Securities and Exchange Commission permit shareholders of a company, after timely notice to the company, to present proposals for shareholder action in the company's proxy statements where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by company action in accordance with the proxy rules. The Ault Incorporated 1997 Annual Meeting of Shareholders is expected to be held on or about September 30, 1997 and proxy materials in connection with that meeting are expected to be mailed on or about August 25, 1997. Shareholder proposals prepared in accordance with the proxy rules must be received by the Company on or before May 30, 1997.

                             GENERAL

Compliance  with  Section 16(a) of the Securities Exchange  Act  of
1934.

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. These insiders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file, including Forms 3, 4 and 5.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company's insiders complied with all Section 16(a) finding requirements applicable to them during the fiscal year ended June 2, 1996.

Other Matters

     Management knows of no other matters that will be presented at the Annual Meeting of Shareholders. However, the enclosed proxy gives discretionary authority in the event that any additional matters should be presented.

     The Annual Report of the Company for the past fiscal year is enclosed herewith and contains the Company's financial statements for the fiscal year ended June 2, 1996. Shareholders may receive without charge a copy of the Company's Annual Report on Form 10-K, including financial statements and schedules thereto, as filed with the Securities and Exchange Commission, by writing to: Vice
President and Chief Financial Officer, Ault Incorporated, 7300 Boone Avenue North, Minneapolis, Minnesota 55428.

                         By Order of the Board of Directors,



                         Richard A. Primuth, Secretary


                        AULT INCORPORATED
       PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
        For October 1, 1996 Annual Meeting of Shareholders

     The undersigned hereby appoints Frederick M. Green and Delbert
W. Johnson, or either of them, as proxies, with full power of substitution to vote all shares of stock of Ault Incorporated of record in the name of the undersigned at the close of business on August 16, 1996 at the Annual Meeting of Shareholders to be held in Minneapolis, Minnesota on October 1, 1996, or at any adjournment or adjournments, hereby revoking all former proxies.

1.   ELECTION OF DIRECTORS:

     ___    FOR   all  nominees  listed below  ___  WITHHOLD AUTHORITY
          (except as marked to the contrary).       to vote  for all nominees
                                                    listed below

(INSTRUCTIONS: To  withhold  authority to vote for  any  individual nominee, strike a line through the nominee's name in the list below.)

             James M. Duddleston, Frederick M. Green,
      Delbert W. Johnson, John G. Kassakian, Edward C. Lund
             Eric G. Mitchell, Jr., Matthew A. Sutton

2. PROPOSAL TO INCREASE THE NUMBER OF SHARES AUTHORIZED TO BE ISSUED UNDER THE COMPANY'S 1986 STOCK OPTION PLAN BY 100,000 SHARES.

     ___  FOR       ___  AGAINST        ___  ABSTAIN

3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON ANY OTHER MATTERS COMING BEFORE THE MEETING.

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED ON PROPOSALS (1) AND (2) IN ACCORDANCE WITH THE SPECIFICATIONS MADE AND "FOR" SUCH PROPOSALS IF THERE IS NO SPECIFICATION.


                    Dated:  __________________, 1996


                    Signed:
                         (Signature)


                         (Signature)

                    Please sign name(s) exactly as shown at left. When signing as executor, administrator, trustee, guardian, etc., give full title as such; when shares have been issued in the names of two or more persons, all should sign.